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                                                                   EXHIBIT 10.67


                         WAIVER AND CONSENT AGREEMENT

                                   Parties
                                   -------

DANIEL E. AYKROYD                                               "Aykroyd"

JUDITH BELUSHI PISANO                                           "Pisano"

ISAAC B. TIGRETT                                                "Tigrett"

HOB ENTERTAINMENT, INC.                                         "HOB"

                                   Recitals
                                   --------

        A. Aykroyd, Pisano and Tigrett are parties to a Licensing Agreement dated February 18, 1992 (the "Licensing Agreement").

        B. Tigrett and HOB wish Aykroyd and Pisano to waive certain rights they each have under the Licensing Agreement and consent to certain actions.

        C. Aykroyd and Pisano wish to grant such waiver and consent in consideration of the terms and conditions contained in this Waiver and Consent.

                                   Agreement
                                   ---------

        In consideration of the mutual promises contained herein, the parties agree as follows:

        1.  Waiver.  Aykroyd and Pisano each waive his or her respective rights
            ------
under Section 9 of the Licensing Agreement in connection with HOB and any current or future subsidiary (whether or not wholly-owned) of HOB.

        2.  Aykroyd Option.  HOB hereby grants Aykroyd the right to purchase up
            --------------
to $1,000,000 of its Class A Convertible Preferred Stock at the same price offered to other investors in accordance with the terms of the private placement of HOB securities as described in the Private Placement Memorandum dated December 4, 1992, as thereafter supplemented (the "Private Placement"), provided that Aykroyd makes his purchase at the Initial Closing (as such term is defined in that certain Class A Preferred Stock Purchase Agreement, dated June ___, 1993, by and between the Company and the Investors (as defined therein, the "Stock Purchase Agreement").

        3.  Pisano Option.  HOB hereby grants Pisano the right to purchase up to
            -------------
212,963 shares of its Class A Convertible Preferred Stock, at the same purchase price offered to other investors in the Private Placement. Such right may be exercised by Pisano at any time, in whole or in part, before the earlier of
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the date that is three years after the Initial Closing of the Private Placement or the date of HOB's initial public offering of securities pursuant to a firm commitment underwriting agreement.

        4.  Preemptive Rights.  Aykroyd and Pisano shall have the right
            -----------------
of first refusal to purchase securities of HOB as set forth in that certain
Stockholders Agreement, dated June    , 1993, by and among HOB, the Investors
                                  ----
(as defined therein) and the Stockholders (as defined therein). HOB has not granted preemptive rights to acquire the securities of any subsidiary corporation of HOB and will not grant to any Investor as defined in the Stock Purchase Agreement (other than in connection with a new investment by such Investor) any such preemptive rights without concurrently granting to each of Aykroyd and Pisano the preemptive right to acquire up to 5% of such subsidiary on the same terms offered to the Investors.

        5.  Consent to Assignment.  Aykroyd and Pisano hereby consent to the
            ---------------------
assignment by Tigrett of all his rights under the Licensing Agreement to House of Blues Brands Corp. (formerly known as House of Blues Trademark Company), a Delaware corporation and a wholly owned subsidiary of HOB. Tigrett shall provide Aykroyd and Pisano with a copy of the written assignment to House of Blues Brands Corp. This consent shall not be deemed a consent to any further assignment, and any further assignment shall remain subject to the consent and other requirements of the Licensing Agreement. However, House of Blues Brands Corp., as a result of said assignment, has the same rights to sublicense as were granted to Tigrett in the Licensing Agreement. Aykroyd and Pisano also hereby consent to the sale of the Class A Convertible Preferred Stock pursuant to the Stock Purchase Agreement.

        6.  Guaranty.  HOB hereby guarantees payment of all royalties
            --------
due to Aykroyd and Pisano under the Licensing Agreement, and also agrees to cause all HOB majority-owned subsidiaries who become sublicensees under the Licensing Agreement to guarantee payment of all sublicense fees and royalties due from House of Blues Brands Corp. with respect to the operations of such subsidiary. HOB agrees to, and to cause each majority-owned subsidiary who becomes a sublicensee under the Licensing Agreement to, deliver to Aykroyd and Pisano a signed guarantee, in form and substance reasonably acceptable to Aykroyd and Pisano.

        7.  Financial Information.  HOB shall deliver to Pisano the
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financial information to which she would be entitled under Section 7.1 of the
Stock Purchase Agreement if she were an "Investor" thereunder owning less than 375,000 shares of the Class A Preferred Stock of HOB.

        8.  Additional Sublicense Provisions.  Tigrett and HOB agree,
            --------------------------------
that in addition to the existing requirements in the

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Licensing Agreement regarding sublicenses, all sublicense agreements (whether with HOB majority-owned subsidiaries or otherwise) shall also contain provisions acknowledging that Aykroyd and Pisano are third party beneficiaries of the sublicense agreement, that the sublicensee guarantees to Aykroyd and Pisano all sublicense fees and royalties due to Aykroyd and Pisano under the Licensing Agreement with respect to the operations of said sublicensee and that should the sublicensee reasonably believe that the liability under its guarantee may arise, it may, at its option, pay its sublicense fees or royalties directly to Aykroyd and Pisano to the extent due to Aykroyd and Pisano.

     9.   Deemed Amendment.  To the extent Section 8 of this Waiver and Consent
          ----------------
amends, changes or modifies Section 6 of the Licensing Agreement, Aykroyd, Pisano and Tigrett all consent to such amendment, change or modification and each of them hereby affirms the Licensing Agreement, as amended by that certain Amendment No. 1 to the Licensing Agreement, effective as of the effective date hereof, in all other respects.

     10.  Subsidiaries.  HOB represents that it has six subsidiaries, each of
          ------------
which is wholly-owned by HOB, directly or indirectly. HOB directly owns House of Blues Cambridge Restaurant Corp., House of Blues New Orleans Restaurant Corp., House of Blues Los Angeles Restaurant Corp., House of Blues Chicago Restaurant Corp. and House of Blues Brands Corp. House of Blues Brands Corp. owns House of Blues Records, Inc.

     11.  Certificate of Insurance. HOB represents that it maintains insurance
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coverage in accordance with the requirements of Sections 19, 20 and 21 of the
Licensing Agreement, except that the certificate of insurance provides for
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thirty days' advance written notice to Aykroyd and Pisano of cancellation for other than non-payment of premiums, and ten days' advance written notice of cancellation for non-payment of premiums. Aykroyd and Pisano accept such certificate of insurance as issued.

     12.  Counterparts.  This Waiver and Consent may be signed in counterparts,
          ------------
by original or facsimile signature, with each counterpart constituting an original and all counterparts together shall constitute one and the same instrument.






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     13.  Effective Date.  This Waiver and Consent is executed as of the date
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hereof, but shall become effective only upon the Initial Closing.

     IN WITNESS WHEREOF, the parties have executed this Waiver and Consent on this ___ day of June, 1993.


                                       /s/ Daniel E. Aykroyd
                                       -----------------------------------------
                                       DANIEL E. AYKROYD



                                       /s/ Judith Belushi Pisano
                                       -----------------------------------------
                                       JUDITH BELUSHI PISANO



                                       /s/ Isaac B. Tigrett
                                       -----------------------------------------
                                       ISAAC B. TIGRETT



                                       HOB ENTERTAINMENT, INC.


                                       By:  /s/ Isaac B. Tigrett
                                            ------------------------------------
                                            Isaac B. Tigrett
                                            President